SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 16, 2005

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Adolor Corporation, a Delaware corporation (the “Company”), and Corium International, Inc., a Delaware corporation (“Corium”) entered into a Scale Up and Commercial Supply Agreement effective November 16, 2005 (the “Agreement”). Under the terms of the Agreement, Corium will engage in a development program to develop and scale up production of a prescription-only, passive, sterile lidocaine patch (the “Patch”) for human use for pain from closed wounds. The Company will make payments to Corium in exchange for Corium’s performance of its development obligations as outlined in the Agreement. Under the terms of the Agreement, Corium will manufacture clinical supplies of the Patch as ordered by the Company. Under the Agreement, Corium will scale up the production of the Patch. Under the Agreement Corium will be the exclusive supplier of Patches to the Company commencing with the Effective Date and continuing for a period of time agreed by the parties. The Agreement covers ordering terms and provides for commercial supply terms when and if the Patch is approved for commercial sale by the Food and Drug Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Martha E. Manning
Name:	Martha E. Manning
Title:	Senior Vice President, General Counsel and Secretary

Dated: November 22, 2005